EXHIBIT 10.5

[HAWKER LOGO / ENERSYS S.A. LETTERHEAD]

June 20, 2006

Mr. Raymond R. Kubis

Dear Ray,

With reference to the Managing Directorship Agreement dated January 8, 2002,
(as amended the "Directorship Agreement"), between you and EnerSys S.A. (formerly known as Hawker Belgium S.A., and referred to herein as the "Company"), pursuant to which you are currently serving as Managing Director of the Company, we confirm that effective as of April 1, 2006 your annual fixed gross emolument provided for in
Subsection 2.1 of the Directorship Agreement has been increased to EUR 321,000 (payable in twelve monthly installments of EUR 26,750), and the Company elects to, and hereby does, extend the Directorship Agreement for an addition term of two years. Subsection
2.1 of the Directorship Agreement is hereby amended to reflect such increase.

Except as expressly set forth herein, the Directorship Agreement shall remain in full force and effect.

EnerSys sprl

By: /s/ Nadine Desmet

Nadine Desmet
Managing Director

Agreed to and accepted:

/s/ Raymond R. Kubis

Raymond R. Kubis